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                                                                    EXHIBIT 23.4

                        [SHEARMAN & STERLING LETTERHEAD]

(212) 848-8966

June 18, 1997

Board of Directors
BW/IP Inc.
200 Oceangate Boulevard
Suite 900
Long Beach, California  90802

Board of Directors
Durco International, Inc.
3100 Research Boulevard
Dayton, Ohio 45420

Ladies and Gentlemen:

         We consent to the references to our firm under the captions "THE MERGER Federal Income Tax Considerations" and "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement of Durco International Inc. on Form S-4 dated June 19, 1997. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            SHEARMAN & STERLING


                                            By: /S/ CLARE O'BRIEN
                                               _____________________________
                                                          Clare O'Brien